UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 30, 2008
ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

551 Fifth Avenue, Suite 300, New York, New York	10176

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 297-0200
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: FORM OF AMENDED AND RESTATED EXECUTIVE CHANGE IN CONTROL AGREEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Form of Change in Control Agreement with Henrik C. Slipsager, President and Chief Executive Officer , James S. Lusk, Executive Vice President and Chief Financial Officer, James P. McClure, Executive Vice President, and Steven M. Zaccagnini, Executive Vice President
     On December 30, 2008, the Company entered into a Change in Control Agreement (the “Agreement”) with each Executive. The Agreement amends and restates each Executive’s prior severance agreement (1) with respect to Messrs. Lusk, McClure and Zaccagnini, to reflect changes required to comply with the provisions of Sections 409A and 162(m) of the Internal Revenue Code, and (2) with respect to each Executive, to amend the definition of “Cause” set forth in the Change in Control Agreement. Mr. Slipsager’s prior severance agreement had been amended in July 2008 to reflect changes required to comply with Sections 409A and 162(m). A copy of the form of the Change in Control Agreement is filed herewith as Exhibit 10.1 to this current report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
10.1	Form of Amended and Restated Executive Change in Control Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: December 31, 2008	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Senior Vice President and General Counsel

EXHIBIT INDEX
10.1	Form of Amended and Restated Executive Change in Control Agreement.